EXHIBIT 99.2


 FOR IMMEDIATE RELEASE


                     PRISM FINANCIAL CORPORATION ADOPTS
                          STOCKHOLDER RIGHTS PLAN

      CHICAGO, IL: January 27, 2000 -- Prism Financial Corporation (NASDAQ:PRFN) announced today that its board of directors adopted a Stockholder Rights Plan designed to secure the long term value of the stockholders' investment and to protect stockholders from coercive takeover tactics.

      Under the Stockholder Rights Plan, each stockholder of record as of the close of business on February 7, 2000 will receive a dividend at the rate of one right for each share of the Company's common stock, par value $0.01 per share. Each right initially will entitle stockholders to buy one unit of a share of preferred stock for $17.00. The rights will be exercisable only if a person or group acquires beneficial ownership of 15 percent or more of the Company's common stock or commences a tender offer that would result in that person or group owning 15 percent or more of the common stock. If such a person or group acquires 15 percent or more of the common stock, the rights are triggered. The rights may also be triggered if the board of directors determines that a person or group having obtained beneficial ownership of at least 10% of the Company's common stock, is seeking short-term financial gain which would not serve the long-term interests of the Company. Each right will entitle the stockholders (other than such person or group discussed above) to purchase the number of shares of the Company's common stock having a then current market value of twice the right's exercise price. The rights will expire on January 27, 2010.

      The Company will generally be entitled to redeem the rights at $0.001 per right at any time prior to 10 days (subject to extension) following a public announcement that a 15 percent position has been acquired. The Company will not be entitled, however, to redeem the rights following a determination by the board of directors that any person or group is trying to initiate coercive takeover tactics or cause a material adverse impact on the Company.

      The rights distribution is not taxable to the Company or its stockholders and has no dilutive effect unless exercised.

 About Prism Financial Corporation

      Prism Financial Corporation is a leading national retail mortgage banking company that originated more than $8 billion in loans in 1998, on a pro forma basis, making it the 11th largest retail originator in the country. Based in Chicago, Prism is nationally licensed, with more than 1,200 loan officers in 27 states. Prism operates through more than 150 retail branches as well as through partnerships with major Internet companies. Prism's lines of business include growing e-commerce and ancillary services divisions and an affordable housing and historic tax credit syndication business. Prism Financial's common stock trades on NASDAQ under the ticker symbol PRFN. Prism Financial's subsidiaries include Prism Mortgage Company of Chicago; Pacific Guarantee Mortgage Corp. of Point Richmond, Calif.; Mortgage Market Inc. of Lake Oswego, Ore.; First City Financial Corp. of Englewood, Colo.; PointSource Financial, L.L.C. of Dallas, Texas; and Apollo Housing Capital, L.L.C. of Cleveland Ohio.

 Safe Harbor Provision

      The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release may contain forward-looking statements that reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, which could cause future results to differ materially from historical results or those anticipated. The words "believe," "expect," "anticipate," "intend," "estimate," "goals," "would," "could," "should," and other expressions which indicate future events and trends identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates, and if no date is provided, then such statements speak only as of today. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Several factors, including those disclosed in the Company's prospectus filed as part of its registration statement (333-74883) filed with the Securities and Exchange Commission, could cause future results to differ materially from historical results or those anticipated.

 CONTACT:  Prism Financial Corporation
           For Press Inquiries:
           Lisa Morrell, 312/410-8662
               or
           For Investor Inquiries:
           David Fisher, 312/410-8488